EXHIBIT 10.1 Execution Version

SECURITIES PURCHASE AGREEMENT

Dated as of October 5, 2007 among

     TATONKA OIL AND GAS, INC.,

TATONKA OIL AND GAS COMPANY, INC.

and

THE PURCHASERS LISTED ON EXHIBIT A

TABLE OF CONTENTS

			Page

ARTICLE I Purchase and Sale of Notes and Warrants			1

Section	1.1	Purchase and Sale of Notes and Warrants	1
Section	1.2	Purchase Price and Closing	1
Section	1.3	Warrants	2
Section	1.4	Warrant Shares	2

ARTICLE II Representations and Warranties			2

Section	2.1	Representations and Warranties of the Company	2
Section	2.2	Representations and Warranties of the Purchasers	13

ARTICLE III Covenants			15

Section	3.1	Securities Compliance	15
Section	3.2	Registration	15
Section	3.3	Inspection Rights	15
Section	3.4	Compliance with Laws	16
Section	3.5	Keeping of Records and Books of Account	16
Section	3.6	Reporting Requirements	16
Section	3.7	Other Agreements	16
Section	3.8	Reservation of Shares	16
Section	3.9	Disclosure of Transactions and Other Material Information	17
Section	3.10	Delivery of Securities	17
Section	3.13	Intentionally Left Blank	18
Section	3.14	Negative Covenants	18

ARTICLE IV Conditions			19

Section	4.1	Conditions Precedent to the Obligation of the Company to Close and to
		Sell the Notes and Warrants	19
Section	4.2	Conditions Precedent to the Obligation of the Purchasers to Close and to
		Purchase the Notes and the Warrants	20

ARTICLE V Transfer Restrictions and Legends			21

ARTICLE VI Termination			23

Section	6.1	Termination by Mutual Consent	23
Section	6.2	Effect of Termination	23

ARTICLE VII Indemnification			24

Section	7.1	General Indemnity	24

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Table of Contents
(continued)
			Page

Section	7.2	Indemnification Procedure	24

ARTICLE VIII Miscellaneous			25

Section	8.1	Fees and Expenses	25
Section	8.2	Specific Enforcement; Consent to Jurisdiction	25
Section	8.3	Entire Agreement; Amendment	26
Section	8.4	Notices	26
Section	8.5	Waivers	27
Section	8.6	Headings	27
Section	8.7	Successors and Assigns	27
Section	8.8	No Third Party Beneficiaries	27
Section	8.9	Governing Law	28
Section	8.10	Survival	28
Section	8.11	Counterparts	28
Section	8.12	Publicity	28
Section	8.13	Severability	28
Section	8.14	Further Assurances	28

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SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of October 5, 2007, by and among TATONKA OIL AND GAS, INC., a Colorado corporation (the “Parent”), TATONKA OIL AND GAS COMPANY, INC., a Colorado corporation (the “Company”), and the entities listed on Exhibit A hereto (each, a “Purchaser” and collectively, the “Purchasers”), for the purchase by the Purchasers of the Company’s Senior Secured Notes Due 2008 (including any Additional Notes, the “Notes”), and warrants to purchase shares of the Parent’s Common Stock, par value $0.001 per share (the “Common Stock”).

The parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Notes and Warrants

                Section 1.1 Purchase and Sale of Notes and Warrants. Upon the following terms and conditions, the Company or Parent, as the case may be, shall issue and sell to the Purchasers, and each Purchaser shall, severally but not jointly, purchase from the Company or Parent, as the case may be, on the Closing Date (i) a Note in substantially the form attached hereto as Exhibit B, and (ii) warrants to purchase shares of Common Stock, in substantially the form attached hereto as Exhibit C (the “Closing Date Warrants”), in each case as set forth opposite each such Purchaser’s name on Exhibit A hereto, for an aggregate purchase price to the Company from all Purchasers of $200,000 (the “Purchase Price”). In addition, the Company may request that the Purchasers purchase additional Notes in an amount up to $200,000 (the “Additional Notes”), which shall be purchased only in increments of $100,000, in substantially the form attached hereto as Exhibit B; provided that Purchasers shall be under no obligation to purchase such Notes. If Purchasers agree to purchase such Additional Notes, the Company will authorize the issuance to Purchasers of up to an amount as determined by the Company in its sole discretion of the Additional Notes. The Company, Parent and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

                Section 1.2 Purchase Price and Closing. The Company and Parent, as the case may be, agree to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the Notes and Warrants, in the amounts as set forth opposite their respective names on Exhibit A. The closing of the purchase and sale of the Notes and Warrants to be acquired by the Purchasers from the Company and Parent under this Agreement on the Closing Date shall take place at the offices of Patton Boggs LLP, 2001 Ross Avenue, Suite 3000, Dallas, Texas 75201 (the “Closing”) at 10:00 a.m., Central Time (i) on or before October 5, 2007, provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchasers and the Company may agree upon (the “Closing Date”). The entire Purchase Price shall be paid by the Purchasers in cash, by wire transfer or in readily available funds. Each subsequent funding that is to be funded by the Purchasers pursuant to the Additional Notes on each subsequent funding date shall be made by wire transfer of immediately available funds to the applicable account of the Company.

                Section 1.3 Warrants. At the Closing, the Parent shall issue to each Purchaser such number of Closing Date Warrants to purchase shares of Common Stock (which shall equal 1% of the fully diluted Common Stock in the aggregate) as is set forth opposite such Purchaser’s name on Exhibit A hereto, subject to adjustment as set forth in the Closing Date Warrants. In addition, (a) if the Purchasers purchase Additional Notes, the Parent shall issue to such Purchasers additional Warrants to purchase 0.5% of the fully diluted Common Stock for each $100,000 of Additional Notes purchased, each in the form attached hereto as Exhibit C and (b) the Parent shall issue to the Purchasers additional Warrants pursuant to the terms set forth in the Notes, each in the form attached hereto as Exhibit C (in each case, the “Additional Warrants” and together with the Closing Date Warrants, the “Warrants”). The Warrants shall be exercisable for ten (10) years from the date of issuance and shall have an initial exercise price equal to $0.20.

                Section 1.4 Warrant Shares. The Parent has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to the aggregate number of shares of Common Stock necessary to effect the exercise of the Warrants. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the “Warrant Shares”. The Notes, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the “Securities”.

ARTICLE II

Representations and Warranties

                Section 2.1 Representations and Warranties of the Parent and the Company. In order to induce the Purchasers to enter into this Agreement and to purchase the Notes and the Warrants, each of the Parent and the Company hereby makes the following representations and warranties to the Purchasers:

                 (a) Organization, Good Standing and Power. Each of the Parent and the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Parent does not have any Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity, except as disclosed in the Commission Documents (as defined in Section 2.1(f)) or as set forth on Schedule 2.1(g) hereto. The Parent and each such Subsidiary is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any adverse effect on the business, operations, properties, prospects or financial condition of the Parent or its Subsidiaries and which is material to the Parent and its Subsidiaries, taken as a whole, or which is likely to materially hinder the performance by the Company of its material obligations hereunder and under the other Transaction Documents (as defined in Section 2.1(b) hereof); provided that “Material Adverse Effect” shall not be deemed to include the impact of effects arising out of or resulting from changes in general economic conditions which affect or are reasonably likely to affect the Company to substantially the same degree as another Person operating in the natural resources industry.

                (b) Authorization; Enforcement. Each of the Parent and the Company, as the case may be, has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Security Agreement, the Notes, the Warrants, and the other agreements and documents contemplated hereby and thereby and executed by the Company or the Parent or to which the Company or Parent is party (collectively, the “Transaction Documents”), and to issue and sell the Notes and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and Parent and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and, except as set forth in Schedule 2.1(b), no further consent or authorization of the Company or Parent, their Boards of Directors or their stockholders is required. This Agreement has been duly executed and delivered by the Company and Parent. The other Transaction Documents will have been duly executed and delivered by the Company and Parent, as applicable, at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company and Parent enforceable against the Company and Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

                (c) Capitalization. The authorized capital stock of the Parent and the shares thereof currently issued and outstanding as of the Closing Date are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Parent’s Common Stock and any other security of the Company have been duly and validly authorized. Except as disclosed in the Commission Documents or as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Parent are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Parent. Furthermore, except as disclosed in the Commission Documents or as set forth on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Parent is or may become bound to issue additional shares of the capital stock of the Parent or options, securities or rights convertible into shares of capital stock of the Parent. Except for customary transfer restrictions contained in agreements entered into by the Parent in order to sell restricted securities or as provided on Schedule 2.1(c) hereto, the Parent is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind (a “Person”) with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Parent is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Parent. Except as set forth on Schedule 2.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Parent issued prior to the Closing complied with all applicable federal and state securities laws, and no holder of such securities has a right of rescission or claim for damages with respect thereto which could have a Material Adverse Effect. The Parent has furnished or made available to the Purchasers true and correct copies of the Parent’s and Company’s Articles of Incorporation as in effect on the date hereof (the “Articles of Incorporation”), and the Parent’s and Company’s Bylaws as in effect on the date hereof (the “Bylaws”).

                (d) Issuance of Securities. The Notes and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Notes and the Warrants shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind. When the Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

                (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and Parent and the consummation by the Company and Parent of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Articles of Incorporation or Bylaws or any Subsidiary’s comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries’ respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Parent or any of its Subsidiaries under any agreement or any commitment to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound (except as contemplated by the Security Agreement), or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Parent or any of its Subsidiaries or by which any property or asset of the Parent or any of its Subsidiaries is bound or affected, except, in all cases other than violations pursuant to clauses (ii), (iii) or (iv) (with respect to federal and state securities laws) or clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Parent and its Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible (i) violations which singularly or in the aggregate do not and will not have a Material Adverse Effect; and (ii) violations of Environmental Laws (the representation and warranty for clause (ii) matters is set forth under subparagraph (s) below). Neither the Parent nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Parent with the Securities and Exchange Commission (the “Commission”) prior to or subsequent to the Closing, or state securities administrators prior to or subsequent to the Closing, or any registration statement which may be filed pursuant hereto or thereto).

                (f) Commission Documents; Financial Statements. The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, except as disclosed on Schedule 2.1(f) hereto, the Parent has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the “Commission Documents”). The Parent has delivered or made available (through the SEC EDGAR website) to the Purchasers true and complete copies of the Commission Documents filed with the Commission since February 27, 2003. The Parent has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Parent but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the time of its filing, the Parent’s Quarterly Report on Form 10-QSB for the fiscal quarter ended July 31, 2007 (the “Form 10-Q”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-Q did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time of its filing, the Parent’s Annual Report on Form 10-KSB for the fiscal year ended October 31, 2006 (the “Form 10-K”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, at the time of its filing, the Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Parent included in the Form 10-Q complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Parent and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                 (g) Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Parent, showing the jurisdiction of its incorporation or organization and showing the percentage of each Person’s ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, “Subsidiary” shall mean any Person of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by the Parent and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Parent nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto. Neither the Parent nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

                (h) No Material Adverse Change. Since October 31, 2006, neither the Parent nor the Company has experienced or suffered any Material Adverse Effect, except for operating losses incurred in the ordinary course of business.

                (i) No Undisclosed Liabilities. Except as disclosed on Schedule 2.1(i) hereto, neither the Parent nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those set forth on the balance sheet included in the Form 10-Q or incurred in the ordinary course of the Parent’s or its Subsidiaries respective businesses since October 31, 2006, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Parent or its Subsidiaries.

                (j) No Undisclosed Events or Circumstances. Since October 31, 2006, except as disclosed on Schedule 2.1(j) hereto or in the Commission Documents, no event or circumstance has occurred or exists with respect to the Parent or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Parent but which has not been so publicly announced or disclosed.

                (k) Indebtedness. Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Parent or any Subsidiary, or for which the Parent or any Subsidiary has commitments. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) any indebtedness for borrowed money in excess of $25,000, (B) any obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business) in excess of $25,000, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) any obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) any indebtedness in excess of $25,000 created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease with a present value in excess of $25,000, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Except as disclosed on Schedule 2.1(k), neither the Parent nor any Subsidiary is in default with respect to any Indebtedness.

                (l) Title to Assets. Each of the Parent and the Subsidiaries has good and marketable title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances of any nature whatsoever, except as disclosed in the Commission Documents, for those indicated on Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not have a Material Adverse Effect. All leases to real and personal property of the Parent and each of its Subsidiaries are valid and subsisting and in full force and effect.

                (m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Parent, threatened against the Parent or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Parent, threatened against or involving the Parent, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Parent or any Subsidiary or any officers or directors of the Parent or any Subsidiary in their capacities as such, which individually, or in the aggregate, would have a Material Adverse Effect.

                (n) Compliance with Law. The business of the Parent and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or on Schedule 2.1(n) hereto or such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect. The Parent and each of its

Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The preceding sentence does not include such permits, consents, authorizations or approvals that may be required to be obtained in the future for the Parent’s and Company’s exploration and development activities.

                (o) Taxes. Except as set forth on Schedule 2.1(o) hereto, the Parent and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Parent and the Subsidiaries for all current taxes and other charges to which the Parent or any Subsidiary is subject and which are not currently due and payable. Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Parent or any Subsidiary have been audited by the Internal Revenue Service. The Parent has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Parent or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

                (p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, the Parent has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

                (q) Disclosure. To the best of the Parent’s knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Parent or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

                (r) Intellectual Property. Except as set forth on Schedule 2.1(r), the Parent and each of the Subsidiaries owns or possesses all the Proprietary Rights owned by it and have no knowledge that such rights are in conflict with the rights of others. As of the date of this Agreement, neither the Parent nor any of its Subsidiaries has received any written notice that any Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency. As of the date of this Agreement, there is, to the knowledge of the Parent, no material existing infringement, misuse or misappropriation of any Proprietary Rights by others. From October 31, 2006 to the date of this Agreement, neither the Parent nor any of its Subsidiaries has received any written notice alleging that the operation of the business of the Parent or any of its Subsidiaries infringes in any material respect upon the intellectual property rights of others. “Proprietary Rights” shall mean patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing.

     (s) Environmental Compliance. Except as disclosed on Schedule 2.1(s) hereto, the Parent and each of its Subsidiaries have obtained all approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other Person, that are required under any Environmental Laws, the absence of which would have a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on Schedule 2.1(s) hereto, the Parent has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries (for such business as is actually being conducted as of the date of this Agreement), except for such instances as would not individually or in the aggregate have a Material Adverse Effect. The Parent and each of its Subsidiaries are also in material compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Parent or its Subsidiaries that violate any Environmental Law or that give rise to any Environmental Liabilities, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. “Environmental Liabilities” means all liabilities of a Person (whether such liabilities are owed by such Person to governmental authorities, third parties or otherwise) whether currently in existence which arise under or relate to any Environmental Law.

                (t) Books and Records; Internal Accounting Controls. The books, records and documents of the Parent and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Parent and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Parent or any Subsidiary. The Parent and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Parent’s Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

                (u) Material Agreements. Except for the Transaction Documents or as set forth on Schedule 2.1(u) hereto, or those that are included as exhibits to the Commission Documents, neither the Parent nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission (collectively, “Material Agreements”) if the Parent or any Subsidiary were registering securities under the Securities Act. The Parent and each of its Subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Parent’s knowledge, are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Parent or of any Subsidiary limits or shall limit the payment of dividends on its Common Stock, except as set forth on Schedule 2.1(u) hereto.

                (v) Transactions with Affiliates. Except as disclosed in the Commission Documents or as set forth on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Parent, any Subsidiary or any of their respective customers or suppliers, on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Parent, or any of its Subsidiaries, or any Person owning 5% or more of the capital stock of the Parent or any Subsidiary or any member of the immediate family of such Person, officer, employee, consultant, director or 5% or greater stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder.

                (w) Securities Act of 1933. The Parent has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Parent nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Parent nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

                (x) Governmental Approvals. Except as set forth on Schedule 2.1(x) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Notes and the Warrants, or for the performance by the Company and Parent of their obligations under the Transaction Documents.

                (y) Employees. Neither the Parent nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth in the Commission Documents or on Schedule 2.1(y) hereto, neither the Parent nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Parent or such Subsidiary, which contract or agreement is required to be disclosed in the Commission Documents but which is not so disclosed. Except as set forth in the Commission Documents or on Schedule 2.1(y) hereto, since October 31, 2006, no officer, consultant or key employee of the Parent or any Subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Parent, has any present intention of terminating his or her employment or engagement with the Parent or any Subsidiary.

                (z) Absence of Certain Developments. Except as set forth in the Commission Documents or on Schedule 2.1(z) hereto, since October 31, 2006, neither the Parent nor any Subsidiary has:

                                (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto other than under the Parent’s stock option plans;

                                (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Parent’s or such Subsidiary’s business;

                                (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

                                (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                                (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

                                (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any Person except in the ordinary course of business or to the Purchasers or their representatives;

                                (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

                                (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

                                (ix) made capital expenditures or commitments therefor that aggregate in excess of $25,000;

                                (x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

                                (xi) made charitable contributions or pledges in excess of $25,000;

                                (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

                                (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

                                (xiv) effected any two or more events of the foregoing kind which in the aggregate would cause a Material Adverse Effect; or

                                (xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

                (aa) Use of Proceeds. The proceeds from the sale of the Notes and the Warrants will be used by the Company and Parent, as the case may be, (i) for working capital purposes, and (ii) to pay for the transactions costs and expenses incurred by the Company and Parent in connection with consummating the transactions contemplated by this Agreement.

                (bb) Public Utility Holding Company Act and Investment Company Act Status. Neither the Parent nor the Company is a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the Parent nor the Company is, and as a result of and immediately upon Closing will be, an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

                (cc) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Parent or any of its Subsidiaries which is or would cause a Material Adverse Effect. The execution and delivery of this Agreement and the issue and sale of the Notes and the Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”); provided that, if any Purchaser, or any Person that owns a beneficial interest in any Purchaser, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company or Parent is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(cc), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Parent or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Parent or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

                (dd) Delisting Notification. The Parent has not received a delisting notification from the OTC Bulletin Board that has not been rescinded, and, to its knowledge, there are no existing facts or circumstances that could give rise to the delisting of the Common Stock from the OTC Bulletin Board.

                (ee) Sarbanes-Oxley Act. The Parent is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

                (ff) Exemption From Usury. The Notes, the indebtedness evidenced by the Notes, and the Purchasers, are exempt from the usury provisions under the laws of the State of Colorado.

                Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company and Parent with respect solely to itself and not with respect to any other Purchaser:

                (a) Organization and Standing of the Purchasers. If such Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

                (b) Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Notes and the Warrants being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Purchaser. This Agreement and each of the other Transaction Documents constitute, or shall constitute when executed and delivered, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

                (c) Acquisition for Investment. Such Purchaser is purchasing the Notes and acquiring the Warrants solely for its own account and not with a view to or for sale in connection with the distribution thereof. Such Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any Person; provided, however, that by making the representations herein and subject to Section 2.2(e) below, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to pledge any of the Securities for margin purposes and/or to dispose of any of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. Such Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that such Purchaser is capable of evaluating the merits and risks of its investment in the Company and Parent, (ii) is able to bear the financial risks associated with an investment in the Securities, and (iii) has been given full access to such records of the Parent and the Subsidiaries and to the officers of the Parent and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

                (d) Rule 144. Such Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

                (e) General. Such Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company and Parent are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Such Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                (f) Opportunities for Additional Information. Such Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company and Parent concerning the financial and other affairs of the Company and Parent, and to the extent deemed necessary in light of such Purchaser’s personal knowledge of the Company’s and Parent’s affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company and Parent.

                (g) No General Solicitation. Such Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

                (h) Accredited Investor. Such Purchaser is an accredited investor (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

                (i) Certain Trading Activity. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales (as defined in Regulation SHO under the federal securities laws) in the securities of the Parent after the time that the transactions contemplated by this Agreement are first publicly announced; provided, however, that no Purchaser shall (i) effect any “naked” Short Sales (i.e., selling short without having borrowed the securities to make delivery) in the securities of the Parent, or (ii) hold an open short position in the securities of the Parent that is greater than such Purchaser’s then open long position in the securities of the Parent. No Purchaser has agreed to desist from purchasing or selling, long and/or short, securities of the Parent, or “derivative” securities based on securities issued by the Parent or to hold the Securities for any specified term.

                (j) Certain Fees. Energy Capital Solutions, L.P., a Purchaser hereunder and the financial advisor to the Parent, has agreed to waive its success fee in connection with the purchase of the Securities.

ARTICLE III Covenants

     Each of the Company and Parent covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

                Section 3.1 Securities Compliance. The Company and Parent shall notify the Commission, in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers, or their respective subsequent holders.

                Section 3.2 Registration. The Parent will cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein.

                Section 3.3 Inspection Rights. In the event the Registration Statement (as defined in the Registration Rights Agreement) is not effective or has been suspended, and subject to the Purchaser signing a mutually agreeable Non-Disclosure Agreement and agreeing not to sell (and not to permit any Person over which it has direct control to sell) any of its securities if it obtains material non-public information, the Company and Parent shall, subject to Section 3.9, permit, during normal business hours and upon reasonable request and reasonable notice, a Purchaser or any employees, agents or representatives thereof, so long as the Purchaser shall be obligated hereunder to purchase the Notes or shall beneficially own Notes, or shall own Securities which, in the aggregate, represent (or would be convertible into or exchangeable for securities which represent) more than one percent (1%) of the total combined voting power of all voting securities then outstanding, to examine (but not to make copies of) the records and books of account of, and visit and inspect, during the term of the Warrants, the properties, assets, operations and business of the Parent and any Subsidiary, and to discuss the affairs, finances and accounts of the Parent and any Subsidiary with any of its officers, consultants, directors, and key employees.

                 Section 3.4 Compliance with Laws. The Parent shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, the noncompliance with which could have a Material Adverse Effect.

                Section 3.5 Keeping of Records and Books of Account. The Parent shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Parent and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

                Section 3.6 Reporting Requirements. The Parent, only to the extent not included in a Commission Document publicly filed and available for public access, shall furnish two (2) copies of the following to each Purchaser in a timely manner so long as that Purchaser shall be obligated hereunder to purchase the Notes or shall beneficially own the Notes, or shall own Securities which, in the aggregate, represent (or are convertible into or exchangeable for securities which represent) more than one percent (1%) of the total combined voting power of all voting securities then outstanding:

                (a) whether or not then required to file the same with the Commission, all of the information required for Quarterly Reports filed with the Commission on Form 10-Q as soon as available, but no later than within forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Parent, but in no event prior to the time that such Reports are publicly filed with the Commission or otherwise made publicly available;

                (b) whether or not then required to file the same with the Commission, all of the information required for Annual Reports filed with the Commission on Form 10-K as soon as available, but no later than within ninety (90) days after the end of each fiscal year of the Parent, but in no event prior to the time that such Reports are publicly filed with the Commission or otherwise made publicly available; and

                (c) copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

                Section 3.7 Other Agreements. Without the prior written consent of the holders of a majority in principal amount of the then outstanding Notes, neither the Company nor the Parent shall enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Parent or any Subsidiary to perform under any Transaction Document.

                Section 3.8 Reservation of Shares. So long as the Notes and/or the Warrants remain outstanding, the Parent shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the maximum number of shares of Common Stock to effect the exercise of the Warrants.

                Section 3.9 Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the fourth Business Day immediately following the Closing Date, the Parent shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, forms of the Note, the Warrant, the Registration Rights Agreement and the Security Agreement, in the form required by the Exchange Act (the “8-K Filing”). For purposes of this Agreement, a “Business Day” means any day except Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in the State of Colorado generally are authorized or required by law or other government actions to close. Subject to the foregoing, neither the Company, Parent nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Parent shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith, and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) above, each Purchaser shall be notified by the Parent (although the consent of such Purchaser shall not be required) in connection with any such press release or other public disclosure prior to its release).

                Section 3.10 Delivery of Securities. At Closing or as soon thereafter as reasonably possible (but in any event no later than three Business Days immediately following the Closing Date), the Company and Parent, as the case may be, shall deliver to each Purchaser the original Notes and Warrants acquired by such Purchaser at the Closing.

                Section 3.11 No Shorting of Stock. Each Purchaser represents and warrants to the Parent that, during the period beginning on the date such Purchaser was initially contacted by the Parent or an agent thereof with respect to a prospective investment in the Parent and ending on the date hereof, such Purchaser has not engaged in any Short Sales of shares of the Common Stock. Each Purchaser, severally and not jointly with the other Purchasers, understands and acknowledges that the Commission currently takes the position that coverage of Short Sales of shares of the Common Stock “against the box” with the Securities purchased hereunder prior to the effective date of the Registration Statement is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated June 1997, compiled by the Office of Chief Counsel, Division of Corporate Finance. Accordingly, each Purchaser hereby agrees (on behalf of itself or any Person over which it has direct control) not to use any of the Securities to cover any Short Sales made prior to the effective date of the Registration Statement. Additionally, each Purchaser, severally and not jointly with the other Purchasers, agrees (a) to comply with Regulation M under the federal securities laws, and (b) not to engage in Short Sales of the shares of Common Stock in contravention of state and federal securities laws.

                Section 3.12 Beneficial Ownership Restrictions.

                (a) Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document (including, without limitation, the Notes and the Warrants), at no time may a Purchaser exercise a Security if the number of shares of Common Stock to be issued pursuant to such exercise, when aggregated with all other shares of Common Stock issued to such Purchaser pursuant to the Transaction Documents, would result in such Purchaser beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act, and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a Purchaser providing the Parent with sixty-one (61) days notice (the “Waiver Notice”) that such Purchaser would like to waive this Section 3.12(a) with regard to any or all shares of Common Stock issuable upon exercise of any Security, this Section 3.12(a) shall be of no force or effect with regard to those Securities referenced in the Waiver Notice; provided, further, that any Purchaser may waive this Section 3.12(a) by so indicating on the signature page to this Agreement, any such waiver to be effective on and as of the date of this Agreement.

                (b) Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document (including, without limitation, the Notes and the Warrants), at no time may a Purchaser exercise a Security if the number of shares of Common Stock to be issued pursuant to such exercise, when aggregated with all other shares of Common Stock issued to such Purchaser pursuant to the Transaction Documents, would result in such Purchaser beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act, and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time.

                Section 3.13 Intentionally Left Blank.

                Section 3.14 Negative Covenants. So long as any Purchaser shall be obligated hereunder to purchase the Notes, or so long as any Notes are outstanding, the Parent shall not, nor shall it permit any of its Subsidiaries to, do any of the following without the prior written consent of the holders of at least a majority in principal amount of the then-outstanding Notes:

                (a) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking or other analogous fund for such purpose) any share or shares of its capital stock, except for a transaction in which all outstanding shares of preferred stock are concurrently redeemed, purchased or otherwise acquired; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Parent or any Subsidiary pursuant to agreements under which the Parent has the option to repurchase such shares at cost or at cost plus interest at a rate not to exceed nine percent (9%) per annum, or, if lower than cost, at fair market value, upon the occurrence of certain events, such as the termination of employment; and provided further, that the total amount applied to the repurchase of shares of Common Stock shall not exceed $25,000 during any twelve month period;

                (b) authorize or issue, or obligate itself to issue, any debt security, or otherwise incur indebtedness for borrowed money (other than (i) to a strategic investor in connection with a strategic commercial agreement or transaction as determined by directors of the Parent who (A) are not 5% or greater stockholders of the Parent or the designee of any such stockholder, (B) are not officers or employees of the Parent, any of its Subsidiaries or of a stockholder referred to above in clause (A), (C) are not individuals related to an officer, director or employee of the Parent or any of its affiliates which relation is by blood, marriage or adoption and not more remote than first cousin, and (D) do not have relationships that, in the opinion of the Parent’s Board of Directors, would interfere with their exercise of independent judgment in carrying out the responsibilities of the directors (the “Independent Directors”), (ii) pursuant to an unsecured commercial borrowing, commercial lending or commercial lease financing transaction approved by the Independent Directors, or (iii) pursuant to the acquisition of another corporation or entity by the Parent by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization);

                (c) enter into any definitive agreement or commitment with respect to any of the foregoing; or

                (d) cause or permit any Subsidiary to engage in or enter into any definitive agreement or commitment with respect to any of the foregoing.

ARTICLE IV Conditions

                Section 4.1 Conditions Precedent to the Obligation of the Company and Parent to Close and to Sell the Notes and Warrants. The obligation hereunder of the Company and Parent to close and issue and sell the Notes and the Warrants to the Purchasers on the Closing Date is subject to the satisfaction or waiver, at or before the Closing, of the conditions set forth below. These conditions are for the Company’s and Parent’s sole benefit and may be waived by the Company and Parent at any time in its sole discretion and only in writing.

                (a) Accuracy of the Purchasers’ Representations and Warranties. The representations and warranties of each Purchaser in this Agreement and in the other Transaction Agreements shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

                (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

                (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                (d) Delivery of Purchase Price. The Purchase Price for the Notes and the Warrants shall have been delivered to the Company at the Closing by wire transfer of immediately available funds to such account as may have been designated by the Company at least two (2) days prior to the Closing Date.

                (e) Delivery of Transaction Documents. The Transaction Documents to which the Purchasers are party shall have been duly executed and delivered by the Purchasers to the Company and Parent.

                Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Notes and the Warrants. The obligation hereunder of the Purchasers to purchase the Notes and the Warrants and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion and only in writing.

                (a) Accuracy of the Company’s and Parent’s Representations and Warranties. Each of the representations and warranties of the Company and Parent in this Agreement and in each of the other Transaction Documents shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

                (b) Performance by the Company and Parent. The Company and Parent shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and Parent at or prior to the Closing Date.

                (c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Parent, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, nor shall a banking moratorium have been declared either by the United States or Colorado State authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of the Purchasers, makes it impracticable or inadvisable to purchase the Notes and the Warrants.

                (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Parent or any Subsidiary, or any of the officers, directors or affiliates of the Parent or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

                (f) Opinion of Counsel, Etc. The Purchasers shall have received an opinion of counsel to the Company and Parent, dated the Closing Date, in the form of Exhibit D hereto, and such other certificates and documents as the Purchasers or their counsel shall reasonably require incident to the Closing.

                (g) Notes and Warrants. The Company and Parent, as the case may be, shall have delivered to the Purchasers the originally executed Notes and Warrants (in such denominations as each Purchaser may request) being acquired by the Purchasers in accordance with Section 3.10.

                (h) Resolutions. The Board of Directors of the Company and Parent shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to the Purchasers (the “Resolutions”).

                (i) Reservation of Shares. As of the Closing Date, the Parent shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrants, a number of shares of Common Stock equal to the number of Warrant Shares issuable upon exercise of the Warrants, assuming the Warrants were issued on the Closing Date (after giving effect to the Warrants to be issued on the Closing Date and assuming the Warrants were fully exercisable on such date regardless of any limitation on the timing or amount of such exercises).

                (j) Secretary’s Certificate. The Company and Parent shall have delivered to the Purchasers a secretary’s certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Certificate of Incorporation and the Bylaws, each as in effect at the Closing, and (iii) the authority and incumbency of the officers of the Company and Parent executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

                (k) Officer’s Certificate. On the Closing Date, the Company and Parent shall have delivered to the Purchasers a certificate of an executive officer of the Company and Parent, dated as of the Closing Date, confirming the accuracy of the Company’s and Parent’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company and Parent with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

                (l) Fees and Expenses. As of the Closing Date, all fees and expenses required to be paid by the Company and Parent shall have been or authorized to be paid by the Company as of the Closing Date.

                (m) Registration Rights Agreement. As of the Closing Date, the Parent shall have entered into the Registration Rights Agreement in the form of Exhibit E attached hereto.

                (n) Security Agreement. As of the Closing Date, the Parent and the Company shall have entered into the Security Agreement in the form of Exhibit F attached hereto.

                (o) Material Adverse Effect. No Material Adverse Effect shall have occurred.

ARTICLE V

Transfer Restrictions and Legends

                Section 5.1 (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company or Parent, to an Affiliate of a Purchaser or

in connection with a pledge permitted by Section 5.1(b), the Company and Parent may require the transferor thereof to provide to the Company and Parent an opinion of counsel selected by the transferor and reasonably acceptable to the Company and Parent, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

                (b) The Purchasers agree to the imprinting, so long as is required by this Section 5.1(b), of a legend on any of the Securities in the following form: THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

                Each of the Company and Parent acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company or Parent and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company and Parent will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder, if required.

                (c) Certificates evidencing the Warrant Shares shall not contain any legend (including the legend set forth in Section 5.1(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Warrant Shares pursuant to and in accordance with Rule 144, or (iii) if such Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Parent shall cause its counsel to issue a legal opinion to the Parent’s transfer agent promptly after the Effectiveness Date (as defined in the Registration Rights Agreement) if required by the Parent’s transfer agent to effect the removal of the legend hereunder. If all or any portion of a Warrant is converted or exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares shall be issued free of all legends. The Parent agrees that following the Effectiveness Date or at such time as such legend is no longer required under this Section 5.1(c), it will, no later than three (3) Business Days following the delivery by a Purchaser to the Parent or the Parent’s transfer agent of a certificate representing Warrant Shares issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Parent may not make any notation on its records or give instructions to any transfer agent of the Parent that enlarge the restrictions on transfer set forth in this Section 5.1.

                (d) In addition to such Purchaser’s other available remedies, the Parent shall pay to a Purchaser, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares (based on the closing price of the Common Stock on the date such Securities are submitted to the Parent’s transfer agent) subject to Section 5.1(c), $10 per Business Day (increasing to $20 per Business Day five (5) Business Days after such damages have begun to accrue) for each Business Day commencing two (2) Business Days after the Legend Removal Date until such certificate is delivered in proper form. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Parent’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

                (e) Each Purchaser, severally and not jointly with the other Purchasers, agrees that (i) the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5.1 is predicated upon the Parent’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and (ii) the Purchaser will in fact sell such Securities only pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

ARTICLE VI Termination

                Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Company, Parent and the Purchasers.

                Section 6.2 Effect of Termination. In the event of termination by the Company and Parent or the Purchasers, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by any party. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force and effect, except for Sections 8.1 and 8.2, and Article VII herein. Nothing in this Section 6.2 shall be deemed to release the Company, Parent or any

Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company, Parent or such Purchaser to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VII Indemnification

                Section 7.1 General Indemnity. Each of the Company and Parent agrees to indemnify and hold harmless each Purchaser (and its respective directors, officers, employees, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by each Purchaser or any such Person as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company and Parent herein. Each Purchaser, severally but not jointly with any other Purchaser, agrees to indemnify and hold harmless the Company and Parent (and its directors, officers, employees, affiliates, agents, representatives, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company or Parent or any such Person as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein (for the avoidance of doubt, no Purchaser shall (i) be liable to, indemnify or hold harmless any other Purchaser, or (ii) be liable to, indemnify or hold harmless the Company and Parent (or any of its directors, officers, employees, affiliates, agents, representatives, successors and assigns) for any loss, liability, deficiency, cost, damage or expense (including, without limitation, any attorneys’ fee, charge or disbursement) arising from the acts, omissions, representations or warranties of any other Purchaser).

                Section 7.2 Indemnification Procedure. Any party entitled to indemnification under this Article VII (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such Person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VIII Miscellaneous

                Section 8.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company and Parent shall pay a flat $25,000 to Energy Capital Solutions, L.P. (“ECS”), the lead Purchaser, to reimburse ECS for the fees and expenses (including attorneys’ fees and expenses) incurred by it in connection with its due diligence review of the Company and Parent and the preparation, negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated thereunder (including ECS’s counsel’s review of the Registration Statement (as contemplated by the Registration Rights Agreement) as special counsel to Purchasers), which shall be due and payable in cash on the Final Maturity Date (as defined in the Note) (and only if the Closing occurs). In addition, the Company and Parent shall pay all fees and expenses incurred by the Purchasers in connection with any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents or incurred in connection with the enforcement of this Agreement and any of the other Transaction Documents, following a breach by the Company or Parent of this Agreement or any of the other Transaction Documents, including, without limitation, all attorneys’ fees, disbursements and expenses.

                Section 8.2 Specific Enforcement; Consent to Jurisdiction.

                     (a) The Company, Parent and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                (b) The Company, Parent and each Purchaser (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court sitting in the Northern District of Texas and the courts of the State of Texas located in Dallas, Texas, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper, and (iii) hereby waive any and all rights they may have to a trial by jury with respect to any suit, action or proceeding based on, or arising out of, under, or in connection with, this Agreement. The Company, Parent and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company, Parent and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Notes, the Warrants, or any Transaction Document shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

                Section 8.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor Parent nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company, Parent and the holders of at least a majority in principal amount of the then-outstanding Notes, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Notes, as the case may be. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event may Section 3.12 hereof be amended under any circumstances whatsoever.

                Section 8.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a

Business Day during normal business hours where such notice is to be received), or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company or Parent:	Tatonka Oil and Gas, Inc.
	950 Seventeenth Street
	Suite 2300
	Denver, Colorado 80202
	Attention:	Dirck Tromp
	Telecopier:	303.476.4101

with copies (which copies
shall not constitute notice
to the Company or Parent) to: Welborn, Sullivan, Meck & Tooley, P.C.
	821 Seventeenth Street
	Suite 500
	Denver, Colorado 80202
	Attention:	Jeffrey J. Peterson, Esq.
	Telecopier:	303.832.2366

If to any Purchaser:	At the address of such Purchaser set forth on Exhibit A to this
	Agreement.

                Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

                Section 8.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                Section 8.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

                Section 8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. After the Closing, the Purchasers, in compliance with all applicable securities laws, may assign the Notes, the Warrants, and their rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto upon written notice delivered to the Company and Parent but without the consent of the Company or Parent, and any such assignee shall be deemed to be a “Purchaser” under this Agreement.

                Section 8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person (other than indemnified parties, as contemplated by Article VII).

                Section 8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

                Section 8.10 Survival. The representations and warranties of the Company, Parent and the Purchasers contained in Sections 2.1(o) and 2.1(s) shall survive indefinitely and those contained in Article II, with the exception of Sections 2.1(o) and 2.1(s), shall survive the execution and delivery hereof and the Closing until the date two (2) years from the Closing Date, and the agreements and covenants set forth in Articles I, III, V, VII and VIII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

                Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

                Section 8.12 Publicity. Each of the Company and Parent agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers in accordance with Section 8.3, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.

                Section 8.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

                Section 8.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company or Parent, the Company, Parent and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

                Section 8.15 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Purchaser Transaction Document. Nothing contained herein or in any other Purchaser Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser (other than ECS) hereby agrees and acknowledges that (a) Patton Boggs LLP was retained solely by ECS in connection with their due diligence review of the Company and Parent and the preparation, negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated thereunder, and in such capacity has provided legal services solely to ECS, (b) Patton Boggs LLP has not represented, nor will it represent, any Purchaser (other than ECS) in connection with the preparation, negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents or the transactions contemplated thereunder, and (c) each Purchaser (other than ECS) should, if it wishes counsel with respect to the preparation, negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents or the transactions contemplated thereunder, retain its own independent counsel with respect thereto.

[Remainder of page intentionally left blank. Signature pages to follow.]

                     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

TATONKA OIL AND GAS, INC.

By:_____________________________________
     Name: Title:

TATONKA OIL AND GAS COMPANY, INC.

By:_____________________________________
     Name: Title:

[Signatures of Purchasers to follow on next pages.]

PURCHASERS:

ENERGY CAPITAL SOLUTIONS, L.P. By: Name: Title: Authorized Signatory

☐ Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.12(a) . ______ (initial here)

EXHIBIT A
LIST OF PURCHASERS

Number of
	Principal Amount	Warrants	Loan Origination
Names and Addresses	of Notes Purchased	Purchased on the	Fee Due	Dollar Amount of
of Purchasers	on the Closing Date	Closing Date		Initial Investment

Energy Capital Solutions,	$200,000	616,667	$0	$200,000
L.P.
2651 North Harwood
410 Rolex Building
Dallas, Texas 75201
Fax No.: (214) 219-8206
Attn: Keith J. Behrens

With a copy to:

Patton Boggs LLP
2001 Ross Avenue, Suite 3000
Dallas, Texas 75201
Fax No.: (214) 758-1550
Attn: Fred S. Stovall, Esq.

A-1

EXHIBIT B FORM OF NOTE

B-1

EXHIBIT C FORM OF WARRANT

C-1

EXHIBIT D FORM OF OPINION

     1. Each of the Company and Parent is a corporation validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. Each of the Company and Parent is qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

     2. Each of the Company and Parent has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Notes, the Warrants and the Warrant Shares. The execution, delivery and performance of each of the Transaction Documents by the Company and Parent and the consummation by them of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company, Parent or their Board of Directors is required. Each of the Transaction Documents have been duly executed and delivered, and the Notes and the Warrants have been duly executed, issued and delivered by the Company and Parent and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company and Parent enforceable against the Company and Parent in accordance with its respective terms. The issuance of the Warrant Shares will not trigger any preemptive rights under the Articles of Incorporation or the Bylaws.

     3. The Notes and the Warrants have been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The Warrant Shares have been duly authorized and reserved for issuance, and, when delivered upon exercise or against payment in full as provided in the Warrants, will be validly issued, fully paid and nonassessable.

     4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Securities do not (a) violate any provision of the Articles of Incorporation or Bylaws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or Parent is a party and which is known to us, (c) create or impose a lien, charge or encumbrance on any property of the Company or Parent under any agreement or any commitment known to us to which the Company or Parent is a party or by which the Company or Parent is bound or by which any of its respective properties or assets are bound (other than under the Security Agreement), or (d) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations) applicable to the Company or Parent or by which any property or asset of the Company or Parent is bound or affected, except, in all cases other than violations pursuant to clauses (a) and (d) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

D-1

     5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company or Parent is required under Federal, state or local law, rule or regulation in connection with the valid execution, delivery and performance of the Transaction Documents, or the offer, sale or issuance of the Securities, other than filings as may be required by applicable Federal and state securities laws and regulations, or the NASD rules and regulations.

     6. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company or Parent which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. To our knowledge, other than as set forth in the Schedules or the Commission Documents, there is no action, suit, claim, investigation or proceeding pending, or threatened, against or involving the Company or Parent or any of their properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. To our knowledge, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or Parent or any officers or directors of the Company or Parent in their capacities as such.

     7. Provided that the representations of the Purchasers under the Transaction Documents are complete and correct, the offer, issuance and sale of the Notes and the Warrants to the Purchasers, and the offer, issuance and sale of the Warrant Shares to the Purchasers pursuant to the Warrants, are exempt from the registration requirements of the Securities Act of 1933, as amended.

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EXHIBIT E

FORM OF REGISTRATION RIGHTS AGREEMENT

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EXHIBIT F

FORM OF SECURITY AGREEMENT

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